Exhibit 99.1

Signature Group Holdings Announces Share Offering

SHERMAN OAKS, Calif. November 17, 2014 /PRNewswire/ -- Signature Group Holdings, Inc. ("Signature" or the "Company")(OTCQX: SGGH) announced today that it intends to offer and sell 3,700,000 shares of its common stock in an underwritten public offering.  The Company intends to provide its underwriters a 30-day option to purchase up to an additional 555,000 shares.

This offering is being conducted in connection with, and we intend to use the net proceeds for, the pending acquisition (the “GRSA Acquisition”) by our wholly owned subsidiary, SGH Acquisition Holdco, Inc., of the equity interests of certain entities, which, together with their subsidiaries, comprise the global recycling and specification alloys business of Aleris Corporation (“GRSA”).  However, this offering is not conditioned upon the GRSA Acquisition.

Deutsche Bank Securities is acting as the sole bookrunning manager for the proposed offering. B. Riley & Co is acting as a co manager.

The proposed offering will be made only by means of a prospectus supplement and the accompanying prospectus.  A copy of the preliminary prospectus supplement and the accompanying prospectus can be obtained from: Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, New York 10005, telephone: (800) 503-4611 or email: prospectus.CPDG@db.com.

You may also obtain this document for free by visiting EDGAR on the SEC website at www.sec.gov or on Signature’s website at www.signaturegroupholdings.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the U.S. industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company's and GRSA's businesses and prospects, as well as management's beliefs, and certain assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "should," "will," and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company's and GRSA's expansion and business strategies; the Company's ability to satisfy the conditions to the GRSA Acquisition and the related financings, and to ultimately consummate the GRSA Acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the Company's ability to successfully identify, consummate and integrate the acquisitions of GRSA and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company's ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; the Company's ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K and in the prospectus supplement and accompanying prospectus for the proposed offering.